EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-262655, 333-191603, 333-170064, 333-147727, 333-102696, 333-57052, 333-84473, 333-276295, and 333-276296) on Form S‑8 of our reports dated February 25, 2026, with respect to the consolidated financial statements of OFG Bancorp and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
San Juan, Puerto Rico
February 25, 2026